FURMAN, ANDERSON & CO.
                           -----------------------

                                 CODE OF ETHICS


      1. APPLICABILITY
      ----------------

      This Code of Ethics (the "CODE") of Furman, Anderson & Co. ("FURMAN, ANDERSON"), a New York Limited Partnership, is adopted by Furman, Anderson, pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "ACT") to establish rules of conduct for "Access Persons" (as defined in this
Code). Furman, Anderson serves as a manager and investment adviser to mutual funds, institutional investors and individuals. For purposes of this Code, Access Persons shall include all officers and employees of Furman, Anderson, except those officers who meet the following three criteria: (i) they do not devote substantially all working time to the activities of Furman, Anderson;
(ii) they do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities; and (iii) they do not have access to information regarding the day-to-day investment activities of Furman, Anderson (those officers must, however, file quarterly transaction reports pursuant to Section 7 below). An officer or employee on leave is not considered an Access Person hereunder, provided that during the period such person is on leave, subsections (ii) and (iii) in the preceding sentence are applicable.

      For purposes of this SECTION, a person does not become an Access Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about CURRENT recommendations or trading; or (ii) a single instance of obtaining knowledge of CURRENT recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

      2. OBJECTIVE
      ------------

      The Securities and Exchange Commission's (the "SEC") code of ethics rule contained in the Act makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. In addition,
Section 204A of the Investment Advisers Act of 1940, as amended (the "INVESTMENT ADVISERS ACT") requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of certain individuals associated with Furman, Anderson within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by the code of ethics rule and Section 204A of the Investment Advisers Act. The Designated Supervisory Person (as defined below) will identify all Access Persons and notify them of their reporting obligations at the time they become an Access Person.

      The Designated Supervisory Person is designated by the company to monitor the overall compliance with this Code. As of the date hereof, the Designated Supervisory Person is Ariel J. Goodman. The designation made by Furman, Anderson may be amended from time to time.

      3. GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT
      -----------------------------------------------

      Pursuant to the terms of Section 9 of the Act, no officer or employee of Furman, Anderson may become, or continue to remain an officer or employee, without an exemptive order issued by the SEC, if such officer or employee is, or becomes:

            (a) within the past ten years convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of the officer's or employee's conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

            (b) permanently or temporarily enjoined by any court from acting as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

      It is your obligation to immediately report any conviction or injunction to the Designated Supervisory Person.

      4. PROHIBITIONS
      ---------------

      A. PERSONAL TRANSACTIONS IN SECURITIES
      --------------------------------------

      1)   PROHIBITED CONDUCT
      -----------------------

            (a) No Access Person shall buy or sell any security for his own account or for an account in which he has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

                 (i)  advance  clearance of the  transaction  has been obtained;
                      and

                (ii) the transaction is reported in writing to Furman, Anderson in accordance with the requirements of Section 6 below.

            (b) No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined below) and which he knows or should have known at the time of such purchase or sale;

                 (i) is being considered for purchase or sale by any accounts managed by Furman, Anderson, its clients or affiliates; or

                (ii) for purposes of this SUBSECTION, a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation; and

               (iii) is being purchased or sold by any accounts managed by Furman, Anderson, its clients or affiliates.

            (c) No Access Person shall recommend any securities transaction by any accounts managed by Furman, Anderson, its clients or affiliates without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

                 (i)  his  direct  or  indirect  beneficial   ownership  of  any
                      securities of such issuer;

                (ii) any contemplated transaction by such person in such securities;

               (iii)  any position with such issuer or its affiliates; and

                (iv) any present or proposed business relationships between such issuer or its affiliates and such person or any party in which such person has a significant interest.

            (d) No Access Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by any accounts managed by Furman, Anderson, its clients or affiliates:

                 (i) employ any device, scheme or artifice to defraud such accounts managed by Furman, Anderson, its clients or affiliates;

                (ii) make to any accounts managed by Furman, Anderson, its clients or affiliates untrue statement of a material fact or omit to state to accounts managed by Furman, Anderson, its clients or affiliates a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

               (iii) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any accounts managed by Furman, Anderson, its clients or affiliates.

      For purposes of this SECTION, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments, as designated by the company.

      B. PERSONAL SECURITIES TRADING
      ------------------------------

      Each employee of Furman, Anderson who engages in securities trades on his or her own behalf is required to instruct his or her broker(s) to forward copies of all confirms and account statements within five business days following the date of such purchase, to the company's Designated Supervisory Person, as an "interested party." Copies of all such letters to brokers must be forwarded to the Designated Supervisory Person.

      Confirms and statements are required for all accounts in which the employee may be deemed under law to be the "beneficial owner" (as defined below) in Section 5.B. of the securities being traded. Following is a list of accounts which should be included:

      o Any relative who shares your household, including but not limited to your spouse and your children (including minor children);

      o A trust in which you have a beneficial interest, unless you have no direct or indirect control over the trust;

      o   A trust under which you are a trustee;

      o   A revocable trust as to which you are a settlor;

      o A corporation (excluding companies affiliated with the company) of which you are an officer of 10% or greater stockholder; or

      o A partnership of which you are a partner (including most investment clubs) unless you have no direct or indirect control over the partnership.

      In addition to your broker's providing information on trades as set forth above, each employee must submit a report on the form attached hereto as Attachment A to the Designated Supervisory Person within 10 days after each calendar quarter end.

      No reports need to be filed with respect to trades in U.S. government or agency obligations or shares in open-end mutual funds (i.e., those mutual funds with shares which are freely traded and redeemed). However, the prohibition against trading while in possession of material, nonpublic information does apply to these securities.

      C. RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS
      -------------------------------------------------------------------

      The following restrictions and limitations govern investments and personal securities transactions by Access Persons. Unless otherwise indicated, all restrictions and limitations are applicable to all Access Persons:

1. Securities purchased may not be sold at a profit until at least [60] days from the purchase trade date. In addition, securities sold may not be purchased at a lower price until at least [60] days from the sale trade date. Any violation will result in disgorgement of all profits from the transactions.

      1)   No short sales are permitted.

      2) No transactions in options or futures are permitted, except that listed options may be purchased and covered call written so long as the expiration date is more than [60] days from the date of purchase. Any option purchased must be held at least [60] days.

      3) An Access Person may only acquire a security in an Initial Public Offering (IPO) with special permission of the Designated Supervisory Person, and if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for an IPO must complete an Access Person Preclearance Request Form and submit the form to the Designated Supervisory Person. A copy of the Access Person Preclearance Request Form which may be revised at any time, is attached as Attachment E. Where the Designated Supervisory Person approves any acquisition of IPOs, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years after the end of the fiscal year in which the approval was granted.

      4a. Private placements of any kind may only be acquired with special permission of the Designated Supervisory Person and, if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for private placements must complete an Access Person Preclearance Request Form (as described above) and submit the form to the Designated Supervisory Person. Where the Designated Supervisory Person approves any acquisition of private placements, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years after the end of the fiscal year in which the approval was granted.

      4b. Any Access Person who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision regarding any security of that issuer or its affiliate. In such event, the final investment decision shall be independently reviewed by the Designated Supervisory Person. Written records of any such circumstance shall be maintained by the Designated Supervisory Person.

      THE FOLLOWING RESTRICTIONS, 5A, 5B AND 5C, APPLY ONLY TO PORTFOLIO MANAGERS (AND ALL PERSONS REPORTING TO PORTFOLIO MANAGERS).

      5a. No purchase or sale transactions may be made in any security by any portfolio manager (or person reporting to a portfolio manager) for a period of seven (7) days before or after that security is bought or sold by any fund for which such portfolio manager (or the portfolio manager to whom such person reports) serves in that capacity.

      5b. No purchase or sale transactions may be made in any security traded through Furman, Anderson by any person for a period of seven (7) days before or after that security is bought or sold by any fund.

      5c. Any transactions by persons described in (a) and (b) above within such enumerated period will be required to be reversed, if applicable, and any profits or, at the discretion of the Designated Supervisory Person, any differential between the sale price of the individual security transaction and the subsequent purchase or sale price by a relevant fund during the enumerated period, will be subject to disgorgement.

      IMPORTANT: Regardless of the limited applicability of Restriction 5, the Designated Supervisory Person monitors all transactions by ALL Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning. Annually, the Designated Supervisory Person shall provide to the Board of Directors of the Fund it advises a written report that
(i) describes issues that arose since the preceding report under this Code or its related procedures, including but not limited to, information about material violations and sanctions imposed in response to the material violations, and
(ii) shall certify to the Board of Directors of the Fund it advises, in the form of Attachment D, that Furman, Anderson has adopted procedures reasonably necessary to prevent Access Persons from violating this Code or its related procedures.

      D. ADVANCE CLEARANCE REQUIREMENT
      --------------------------------

      1)   PROCEDURES
      ---------------

            (a) FROM WHOM OBTAINED
            ----------------------

      Subject to the limitations and restrictions of C above, advance clearance of a personal transaction in a security must be obtained from the Designated Supervisory Person.

             (b)  TIME OF CLEARANCE
             ----------------------

      All approved  securities  transactions must take place (prior to 4:00 p.m.
EST) within five business days from and including the date on which complete advance clearance is obtained. If the transaction is not completed on the final day of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is NOT PERMITTED under this Code. If it is determined that a trade was completed before approval, it will be considered a violation of the Code.

            (c) FORM
            --------

            Clearance must be obtained by completing and signing the Access Person Preclearance Request Form provided (as described above) for that purpose by Furman, Anderson and obtaining the Designated Supervisory Person's signature as indicated in sub-section D.1(a) above. The form must also indicate the name of the individual's Financial Advisor and the Branch Office Number, as well as other required information.

      If you have more than one account under your control, indicate on the approval sheet for which account the trade is intended. ADDITIONALLY, PLEASE ADVISE YOUR FINANCIAL ADVISOR TO SEND DUPLICATE COPIES OF YOUR CONFIRMATION SLIPS AND BROKER STATEMENTS TO THE DESIGNATED SUPERVISORY PERSON FOR EACH ACCOUNT UNDER YOUR CONTROL, WITHIN FIVE BUSINESS DAYS FOLLOWING THE DATE OF SUCH PURCHASE.

            (d) FILING
            ----------

      The Access Person Preclearance Request Form must be filed with the Designated Supervisory Person by noon of the day following execution of such trade, for filing in the respective individual's Code of Ethics file. A copy is retained by the employee for his or her records. (If a preclearance request is denied, a copy of the form will be maintained with the DESIGNATED SUPERVISORY PERSON.)

      2)   FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS
      -------------------------------------------------------------

      In addition to the limitations and restrictions set forth in this Code, the Designated Supervisory Person, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal transaction in his/her sole discretion without being required to specify any reason for the refusal. Generally, the Designated Supervisory Person will consider the following factors in determining whether or not to clear a proposed transaction:

            (a) Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security.

            (b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any of its clients.

      Whether the transaction is non-volitional on the part of the individual.

      5. EXEMPT TRANSACTIONS
      ----------------------

      A. THE PROHIBITIONS DESCRIBED IN THIS CODE, SHALL NOT APPLY TO:
      --------------------------------------------------------------

            (a) purchases of sales effected in any account over which the Access Person has no direct or indirect influence or control;

            (b) purchases or sales of securities which are not eligible for purchases or sale by any accounts managed by Furman, Anderson, its clients or affiliates;

            (c) purchases or sales that are non-volitional on the part of the Access Person;

            (d) purchases that are part of an automatic dividend reinvestment plan;

            (e) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

            (f) any securities transaction, or series or related transactions, [involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion]; or

            (g) purchases or sales for which the Access Person has received prior approval from the Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code, Rule 17j-1 and Section 17(j) of the Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to any accounts managed by Furman, Anderson, its clients or affiliates, because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the company.

      B. ACCOUNTS COVERED
      -------------------

      Advance clearance must be obtained for any PERSONAL TRANSACTION IN A SECURITY BY AN ACCESS PERSON IF SUCH ACCESS PERSON HAS, OR AS A RESULT OF THE TRANSACTION ACQUIRES, ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITY.

      The term "beneficial ownership" is defined by rules of the SEC, which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

            (a) a husband, wife or a minor child;  OR
                                                   --

            (b) a relative sharing the same house; OR
                                                   --

            (c) anyone else if the Access Person:

                  (i) obtains benefits substantially  equivalent to ownership of the securities; or

                  (ii)can obtain  ownership of the securities  immediately or at some future time.

      C. EXEMPTION FROM CLEARANCE REQUIREMENT
      ---------------------------------------

      Clearance is not required for any account over which the Access Person has no influence or control. In case of doubt the Access Person may state on the Transaction/New Account Report of Securities Transaction form that he or she disclaims any beneficial ownership in the securities involved.

      D. EXEMPT SECURITIES
      --------------------

            (a) The securities  listed below are exempt from the restrictions of
      Section 4.C(1) through (5), the advance clearance requirement of Section 4.D., AND the quarterly and annual reporting requirements of Section 6. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

                 (i)  U.S. Government Securities;

                (ii)  Bank Certificates of Deposit;

               (iii)  Bankers' Acceptances;

                (iv)  Commercial Paper;

      (v) Purchases which are part of an automatic dividend reinvestment plan (All employees with dividend reinvestment plans must submit a memorandum to the Designated Supervisory Person Department and sales must be pre-approved); and

      (vi) Open-end investment companies (mutual funds) (Closed-end funds must be pre-approved).

            (b) In addition, the following securities are exempt from the restrictions of Section 4.C.(1) through (5) and the advance clearance requirement of Section 4.D., but are subject to the quarterly and annual reporting requirements of Section 6:

                 (i)  Unit Investment Trusts; and

                (ii)  Stock Option Grants and other index-type funds.

      6. REPORTING
      ------------

      All Access Persons must submit the reports attached hereto and as set forth below. Attached hereto as Attachment B, is an Access Person List, which provides a list of Access Persons of Furman, Anderson. In addition, a Certification to the Fund Board as described below must be submitted on Attachment D.

            (a) INITIAL AND ANNUAL HOLDINGS REPORTS (ATTACHMENT C)
            ------------------------------------------------------

      All Access Persons must file a completed Initial and Annual Holdings Report (to be updated by filing a Transaction/New Account Report, in the form of Attachment C hereto, within ten days of commencement of their employment, or otherwise becoming subject to this Code, and thereafter on an annual basis following the end of the calendar year in compliance with Rule 17j-1. The information must be current as of a date not more than 30 days before the report is submitted.

      New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment as well as a listing of all outside brokerage accounts.

            (b) TRANSACTION/NEW ACCOUNT REPORT (ATTACHMENT A)
            -------------------------------------------------

      All Access Persons must file a completed Transaction/New Account Report, in the form of Attachment A hereto, within ten calendar days after (i) opening an account with a broker, dealer or bank in which covered securities are held, or (ii) entering into any personal securities transactions in which an Access Person has any direct or indirect beneficial ownership.

      Access Persons must file a Report when due even if such person made no purchases or sales of securities during the period covered by the report. Any officer exempt from preclearance is subject to the quarterly reporting requirements.

            (c) QUARTERLY TRANSACTION REPORTS (ATTACHMENT A)
            ------------------------------------------------

      Rule 17j-1 requires Access Persons to report personal securities transactions to his or her Rule 17j-1 organization at least quarterly ("quarterly transaction reports") by filing a completed Transaction/New Account Report. Quarterly transaction reports are required to be submitted no later than ten days after the end of the calendar quarter.

            (d) ACCESS PERSON CERTIFICATION FORM (ATTACHMENT D)
            ---------------------------------------------------

      In accordance with the Access Person Certification Form (the "Certification"), attached hereto as Attachment D, all officers, Access Persons and all employees of Furman, Anderson must certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Furman, Anderson's Code of Ethics.

      7. RESPONSIBILITY TO REPORT
      ---------------------------

      The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by Furman, Anderson to facilitate the reporting process does not change or alter that responsibility.

      8. SANCTIONS
      ------------

      If a determination is made that an Access Person has committed a violation of this Code, Furman, Anderson may impose such sanctions as it deems appropriate, or other actions may be taken, including but not limited to, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), $250 fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. An Access Person also may be required to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated and shall be forwarded to a charitable organization. The Designated Supervisory Person in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment of any employee.

      In addition to these penalties, violations by employees may lead to both public embarrassment of Furman, Anderson and significant legal liability for it.

      9. CONFIDENTIALITY
      ------------------

      All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the SEC of any other regulatory or self-regulatory organization to the extent required by law or regulation.

      10.   OTHER LAWS, RULES AND STATEMENTS OF POLICY
      ------------------------------------------------

      Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Furman, Anderson.

      11.   FURTHER INFORMATION
      -------------------------

      If any person has any question with regard to the applicability of the provisions of this Code, generally or with regard to any securities transaction or transactions, he should consult the Designated Supervisory Person.

      12.   EFFECTIVE DATE
      --------------------

      All employees and officers of Furman, Anderson (whether or not Access Persons) are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

      In addition, all employees and officers of Furman, Anderson will be required to certify annually that (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, the preclearance for Access Persons and all non-exempt personal securities transactions in accordance with this Code.

                                  ATTACHMENT A
                                  ------------

                                  CONFIDENTIAL
                                  ------------

                             FURMAN, ANDERSON & CO.
                         TRANSACTION/NEW ACCOUNT REPORT
                    FOR THE QUARTER ENDING             , 2001


      During the quarter referred to above, the following transactions were effected in securities which are required to be reported by the Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, as amended, where I had, or by reason of such transactions acquired, direct or indirect beneficial ownership.

      Note: In lieu of entering the information requested below, you may attach a copy of each confirmation statement or monthly account statements from the broker, dealer, or bank maintaining your securities account(s).


--------------------------------------------------------------------------------
Name of       Date         Trade Date  Purchase   No. of      Purchase/  Broker
Security/CU   Account                  or Sale    Shares or   Sale       Dealer
SIP Number    Established                         Principal   price      or Bank
                                                  Amount of
                                                  Security
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


      Fill out all trade details completely. The date should include the month, day and year. If no reportable transactions have occurred, please answer "NONE."

      This report excludes (1) transactions over which I had no direct or indirect influence or control, (2) other transactions not required to be reported (i.e., U.S. Government securities, commercial paper, bank obligations and shares in open end investment companies) and (3) is not an admission that I have or had any direct beneficial ownership of the securities listed above.

Date Filed :                                    Signature:
            ------------------------------                ---------------------
                                                Print Name:
                                                           --------------------
Reason for Approval:                            Title:
                    ----------------------            -------------------------
Approval Date:                                  Permission Denied:
              ----------------------------                        -------------
                                                Denial Date:
                                                            -------------------

                                  ATTACHMENT B
                                  ------------

                             FURMAN, ANDERSON & CO.

                               ACCESS PERSON LIST

The following is a list of Access Persons, as defined in Rule 17j-1 of the Investment Company Act of 1940, as amended ("Access Persons"), under Furman, Anderson & Co. Code of Ethics.

Access persons include any officer, general partner or employee of Furman, Anderson & Co., as listed below.(1)

Robert M. Furman
Ariel J. Goodman











Dated:                  , 2001
      ------------------




---------------------------------------
(1)The above list of Access Persons may be amended from time to time as required.

                                  ATTACHMENT C
                                  ------------

                             FURMAN, ANDERSON & CO.

                       INITIAL AND ANNUAL HOLDINGS REPORT


  Name/Address                                                       Number of
   of Broker     Dealer Account   Account    Security   Date Account Securities
    or Bank           Name        Number    Description Established     Held
--------------------------------------------------------------------------------
























      Attached are the covered securities beneficially owned by me as of the date of this Initial and Annual Holdings Report.

---------------------------------              ---------------------------------
Print or Type Name                             Reason for Approval


---------------------------------              ---------------------------------
Signature                                       Approval Date


---------------------------------              ---------------------------------
Date                                            Approved By (Print Name)

                                  ATTACHMENT D
                                  ------------

                             FURMAN, ANDERSON & CO.

                    INITIAL ACCESS PERSON CERTIFICATION FORM

      Furman, Anderson & Co. ("Furman, Anderson") requires that all officers and employees of Furman, Anderson ("Access Persons") certify that they have read and thoroughly understand and agree to abide by the conditions set forth in the Furman, Anderson Code of Ethics (the "Code"). If such employees are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports, to the Designated Supervisory Person, listing all personal securities transactions in Covered Securities(1) for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten(10) days of entering into any such transactions. Access persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions within five business days following the date of such purchase, directly to the Designated Supervisory Person who compares them to the required Transaction/New Account Reports. Additionally, the Designated Supervisory Person undertakes a quarterly review of all Access Person's personal securities transactions.

      I have read and understand the Code. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.


---------------------------------                                 --------------
Type or Print Name                                                Date


Signature of Access Person


      The undersigned hereby certifies that Furman, Anderson has adopted procedures designed to be reasonably necessary to prevent Access Persons from violating Furman, Anderson's Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.



---------------------------------               --------------------------------
Ariel J. Goodman                                Date
Designated Supervisory Person
Furman, Anderson & Co.



--------------------------------
(1) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:
      (i)   Direct obligations of the Government of the United States;
      (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
      (iii) Shares issued by open-end funds.

                                  ATTACHMENT E
                                  ------------



                     ACCESS PERSON PRECLEARANCE REQUEST FORM
                     ---------------------------------------

      Designated Supervisory Person:

      On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics of Furman, Anderson & Co. (the "Code") adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

           (Use approximate dates and amounts of proposed transactions.)

--------------------------------------------------------------------------------
                          NO. OF                 NATURE OF
             PROPOSED    SHARES OR    DOLLAR    TRANSACTION   BROKER/
  NAME OF     DATE OF    PRINCIPAL   AMOUNT OF   (PURCHASE,  DEALER OR
 SECURITY   TRANSACTION   AMOUNT    TRANSACTION SALE, OTHER)   BANK      PRICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date Filed :                                    Print Name:
            ------------------------------                 --------------------
                                                Title:
                                                      -------------------------
Reason for Permission Granted:                  Signature:
                              ------------                ---------------------
Approval Date:                                  Permission Denied:
              ----------------------------
                                                Denial Date:
                                                            -------------------

                                                                       EXHIBIT A

             STATEMENT OF POLICY OF FURMAN, ANDERSON & CO. REGARDING
             -------------------------------------------------------
                                 INSIDER TRADING
                                 ---------------

      No Access Persons of Furman, Anderson & Co. ("Furman, Anderson") may trade in (either personally or on behalf of clients or others) or recommend any securities, at any time that they are in possession of material, nonpublic information with respect to the issuer of such securities. In addition, all such persons must maintain in strict confidence any material, non public information with respect to the issuer of any securities, in accordance with the procedures set forth in greater detail in this Policy.

      This Policy and the procedures which implement it, supplement, and do not replace, any other policies and procedures adopted by Furman, Anderson. Every employee of the company must read and retain this Policy.

      A. PERSONS TO WHOM THIS POLICY APPLIES
      --------------------------------------

      This Policy applies to all employees of Furman, Anderson, as well as to securities trading activities on behalf of the company and clients of Furman, Anderson. The limitations set forth in this policy on trading in securities owned directly by employees also apply to securities that such persons may be considered as a matter of law or regulation to beneficially own, such as those held by certain family members, trusts or controlled corporations (see additional sections in this Code for guidelines regarding such beneficial ownership).

      B. WHAT IS MATERIAL INFORMATION?
      -------------------------------

      In general, information is "material" with respect to trading in a security if its disclosure would affect or influence investors' decisions to purchase or sell the security. A nonexhaustive list of situations with respect to which would likely be considered to be material is set forth below:

      o   Mergers, acquisitions or takeovers

      o   Increase or decrease in dividends

      o   Financial forecasts, especially estimates of earnings

      o   Changes in previously disclosed financial information

      o   Proposed issuance of new securities

      o   Significant changes in operations

      o Significant increases or declines in backlog orders or the award of a significant contract

      o Significant new products to be introduced; significant discoveries of oil and gas, mineral or the like

      o   Extraordinary borrowing

      o   Major litigation

      o   Financial liquidity problems

      o   Significant changes in management

      o   The purchase or sale of substantial assets

      C. WHEN IS INFORMATION "NON-PUBLIC INFORMATION?"
      ----------------------------------------------

      There is no clear-cut legal standard governing when information has been disseminated widely enough to be considered public. Information that has been filed in publicly-available SEC reports, announced in press releases, carried on leading business wire services, or printed in business publications should be deemed to be public information. However, it may be advisable for a person in possession of material, nonpublic information to wait a reasonable period of time after such information has been published before making or recommending a trade in the related securities. The duration of this wait may depend upon the nature of the information disclosed as well as how quickly and thoroughly the information was disseminated. For example, if the effect of the information on an investment decision is readily understandable, as in the case of an earnings decline, the waiting period may be shorter than if the information must be carefully evaluated before its bearing on investment decisions can de discerned.

      In addition, securities purchased or sold, or being considered for purchase or sale by Furman, Anderson, when such transactions involve large blocks of securities, may be considered information, as block transactions may impact the price of the security.

      D. PROCEDURES TO IMPLEMENT FURMAN, ANDERSON POLICY AGAINST
      -------------------------------------------------------------------
      INSIDER TRADING
      ---------------

      Employees of Furman, Anderson may at times come into possession of material, nonpublic information with respect to our clients or other companies. All employees must refrain from trading in, or recommending any, securities of any company while they are in possession of such information with respect to such securities.

      The following procedures have been established to aid employees of Furman, Anderson in avoiding insider trading, and to aid the company in preventing, detecting and imposing sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult with the Designated Supervisory Person.

      E. IDENTIFYING INSIDE INFORMATION
      ---------------------------------

      Before trading for yourself or others - including mutual funds or other accounts managed by the company (including accounts containing the company's own assets) - in the securities of a company about which you may have potential inside information, ask yourself the following questions?

      Is the information MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is this information that might affect the market price of the securities if generally disclosed?

      Is the information NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing on business news wire services or being published in THE WALL STREET JOURNAL or other publications of general circulation?

      If, after consideration of the above, you believe that the information on which you may make a trading decision is material and nonpublic, or if you have questions as to whether the information is material and no public, you should take the following steps:

      Report the matter immediately to the Designated Supervisory Person.

      Do not purchase or sell the securities on behalf of yourself or others, including mutual funds or other accounts managed by the company.

      Do not communicate the information inside or outside the company, other than to the Designated Supervisory Person.

      After the Designated Supervisory Person has reviewed the issue, you will either be advised to continue the prohibitions against trading and communication or be allowed to trade on, or communicate, the information.